CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.10

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24(B)(2) OF THE SECURITIES AND EXCHANGE ACT OF 1934. CONFIDENTIAL TREATMENT REQUESTED IS REQUESTED AND IS NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        PHENYLBUTYRATE CO-DEVELOPMENT AND
                              SUBLICENSE AGREEMENT
                                  BY AND AMONG
                      BRIDGE THERAPEUTIC PRODUCTS, INC AND
                         BRIDGE ONCOLOGY PRODUCTS, INC.

                                                CONFIDENTIAL TREATMENT REQUESTED
Strictly Confidential

                              SUBLICENSE AGREEMENT

         THIS AGREEMENT (the "Agreement"), is made and effective as of February 16, 2005 (the "Effective Date"), by and between Bridge Therapeutic Products Inc. ("BTP") and Bridge Oncology Products Inc. ("BOP" and, together with BTP, the "Parties").



                                    RECITALS:

         WHEREAS BTP, Inc. ("BTP") has worldwide rights to intellectual property, commercialization rights and know how pertaining to phenylbutyrate ("PB" or the "PB Technology"), and

         WHEREAS Bridge Oncology Inc. ("BOP") wishes to enter into an exclusive sublicense to all of BTP's PB Technology in the Territory (defined as worldwide with the exception of the United States of America and Canada), including, without limitation, any and all patents, patent applications, continuations, continuations-in-part, inventions, improvements, know how, trademarks, trade secrets, and any and all other intellectual property or proprietary information related thereto, in each case, together with any and all commercialization rights pertaining to the PB technology (collectively, the "Sublicensed Technology").

         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth in this Sublicense Agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, BTP and BOP hereby agree as follows:

1.       Grant of Sublicense

         1.1 The intention and purpose of the Sublicense Agreement is to continue to promote the on-going development programs already instituted by BTP and outside clinical investigators for PB, to maximize the potential therapeutic benefit of PB for the treatment of certain cancers, autoimmune diseases and other clinical indications, and to expedite a global strategy for the development, regulatory approval and commercial development of PB.

         1.2 BTP hereby grants to BOP an exclusive sub-license to all of BTP's intellectual property rights, including without limitation, any and all patents, patent applications, continuations, continuations-in-part, inventions, improvements, trademarks, trade secrets, and any and all other intellectual property or proprietary information related thereto, in each case, together with any and all commercialization rights and all know how to PB (collectively, the "Sublicense") in the Territory (defined as worldwide with the exception of the United States of America and Canada). For purposes of this Sublicense Agreement, the parties hereto acknowledge and agree that the Sublicense shall include, without limitation, all rights, title and interest to the Public Health Service Patent License Agreement, dated May 25, 1995, between the Public Health Service and the National Institute of Health and BTP, in the form attached as Exhibit 1

                                                CONFIDENTIAL TREATMENT REQUESTED


                  hereto (the "PHSP License Agreement"), together with all rights, title and interests conveyed thereunder.

2.       Consideration

         2.1 In consideration of the Sublicensed Technology, BOP agrees to pay BTP [CONFIDENTIAL TREATMENT REQUESTED] as soon as commercially reasonable after the Effective Date.

         2.2 BOP will pay royalties to BTP on all direct sales of PB or any product incorporating the PB Technology within the Territory of [CONFIDENTIAL TREATMENT REQUESTED]. In any country with the Territory where PB or any product incorporating the PB Technology is sold by a third party, such as distributor, wholesaler or marketing company, any payments made by their third party as part of the acquisition of rights to sell or distribute PB or any product incorporating the PB Technology shall be shared equally between BOP and BTP.

         2.3 BOP agrees to pay all costs and expenses of prosecuting, filing and maintaining Patents and defending revocation proceedings on patent and patent applications on PB in all other countries within the Territory (which specifically excludes the United States of America and Canada).

3.       Co-Development Plan

         3.1 The parties to this Agreement hereby agree to cooperate in the development and commercialization of PB. BTP will be responsible for conducting all clinical trials and the filing and prosecution of all applications with applicable USA and Canadian regulatory authorities, and all regulatory filings in the USA and Canada will be in the name of BTP. BOP will be responsible for conducting all clinical trials and the filing and prosecution of all applications with applicable regulatory authorities other than in the USA and Canada and all such filings shall be in the name of BOP.

         3.2 The parties will promptly share all information generated under this co-development program pursuant to confidentiality including, without limitation, all information with respect to market analysis, competitor position, pre-clinical and clinical trials, the filing of any applications with the US Food and Drug Administration or similar Canadian authority and the manufacture and testing of different formulations and preparations of PB or any product incorporating the PB Technology.

         3.3 BTP shall pay all costs and expenses of any work deemed necessary for the development of PB in the USA and Canada. BOP shall pay all costs and expenses of any work deemed necessary for the development of PB in any other countries within the Territory (other than USA or Canada).

                                                CONFIDENTIAL TREATMENT REQUESTED


4.       Representations and Warranties

         4.1 The parties agree that this Agreement shall constitute a binding and enforceable agreement between the parties. In this regard, the parties agree to use commercially reasonable efforts to work together in good faith to obtain all necessary consents and approvals required from the National Institute of Health's Public Health Service and any other third party or governmental authority reasonably required to provide a consent, if any, as soon as reasonably practicable after the date hereof.

         4.2 BTP hereby represents, warrants and covenants to BOP that BTP has full right, power and authority to enter into this Agreement.

         4.3 BOP represents that it has full power, authority to enter into this Agreement.

         4.4 BTP is unaware of any claims asserted against BTP by any third parties with respect to patent infringement or any other type of liability relevant to licensing or sub-licensing of the Sublicensed Technology.

         4.5 The execution of this Agreement by BTP shall not contravene any provision of law or any contract to which BTP is a party. The execution of this Agreement by BOP shall not contravene any provision of law or any contract to which BOP is a party.

5.       Other Considerations; General Provisions

         5.1 Confidentiality: In fulfilling their obligations under this Sublicense Agreement, it may be desirable or necessary for BTP and BOP to disclose to one another certain confidential information. In the event of receipt of such confidential information, the receiving party agrees to preserve such information as confidential and not disclose it to third parties or to use it except where legally or commercially required to do so, in the reasonable opinion of counsel to the disclosing party.

         5.2 Governing law: This Agreement shall be construed and enforced in accordance with the substantive laws of the State of New York, without regard to the principles thereof regarding the choice of law.

         5.3 Severability: If any provision(s) of this Sublicense Agreement shall be determined to be invalid or unenforceable, the validity and effect of the other provisions of this Sublicense Agreement shall not be affected thereby.

         5.4 Waiver: The waiver by either party or the failure by either party to claim a breach of any provision of this Sublicense Agreement shall not be deemed to constitute a waiver or estoppel with respect to any subsequent breach or with respect to any provision thereof.

         5.5 Successors and Assigns: This Sublicense Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

                                                CONFIDENTIAL TREATMENT REQUESTED


         5.6 Further Assurances: Each Party covenants and agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably required, necessary or appropriate, in good faith, to make effective the transactions contemplated by this Sublicense Agreement, including, without limitation, the conveyance of the Sublicensed Technology.

         5.7 Counterparts: This Sublicense Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of February 16, 2005.


Bridge Therapeutic Products Inc.          Bridge Oncology Products Inc.



Signature: /s/ JEFFREY B. DAVIS           Signature: /s/ STEVEN H. ROUHANDEH
          ----------------------------              ----------------------------

Name:       Jeffrey B. Davis              Name:       Steven H. Rouhandeh
     ---------------------------------         ---------------------------------

Position:   Chairman                      Position:   Chairman
         -----------------------------             -----------------------------

Date:       2/16/05                       Date:       2/16/05
     ---------------------------------         ---------------------------------

CONFIDENTIAL TREATMENT REQUESTED                      EXHIBIT 1 TO EXHIBIT 10.10


CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 THE SECURITIES ACT OF 1933 CONFIDENTIAL TREATMENT IS REQUESTED AND IS NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               PHS PATENT LICENSE
                                AGREEMENT BETWEEN
                   THE UNITED STATES PUBLIC HEALTH SERVICE AND
                          NATIONAL INSTITUTE OF HEALTH,
                                ON THE ONE HAND,
                                       AND
                    ELAN PHARMACEUTICAL RESEARCH CORPORATION,
                                ON THE OTHER HAND
                    (ASSIGNED AND NOVATED TO VECTRAMED, INC.
                              ON JUNE 27, 2003 AND
                             ASSIGNED AND NOVATED TO
                          VIRIUM PHARMACEUTICALS, INC.
                               ON JANUARY 5, 2005)

                        CONFIDENTIAL TREATMENT REQUESTED

                    PHS PATENT LICENSE AGREEMENT -- EXCLUSIVE
                    -----------------------------------------

                     PHS and LICENSEE agreement as follows:

                                 1. BACKGROUND
                                    ----------

         1.01 In the course of conducting biomedical and behavioral research funded by LICENSEE, Dr. Dvorit Samid, a PHS employee, previously an investigator with the Uniformed Services University of the Health Services ("USUHS"), made inventions that may have commercial applicability.

         1.02 By assignment of rights from Dr. Samid and the Department of the Army ("DOA"), DHHS, on behalf of the United States Government, owns the intellectual property rights claimed in any United States and foreign patent applications or patents corresponding to the assigned inventions. DHHS also owns any tangible embodiments of these inventions actually reduced to practice by DOA or PHS.

         1.03 The Assistant Secretary for Health of DHHS has delegated to PHS the authority to enter into this Agreement for licensing of rights to these inventions under 35 U.S.C. ss.ss. 200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. ss. 3710a, and/or the regulations governing the licensing of Government-owned inventions, 37 C.F.R. Part 404.

         1.04 PHS desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

         1.05 LICENSEE desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods or marketable products for public use and benefit.

                                 2. DEFINITIONS
                                    -----------

         2.01     "Licensed Patent Rights" shall mean:

                  a) U.S. patent applications and patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, re-examinations, and extensions of all such patents;

                  b) to the extent that the following contain one or more claims directed to the invention or inventions claimed in a) above: 1) continuations-in-part of a) above; 2) all divisions and continuations of these continuations-in-part; 3) all patents issuing from such continuations-in-part, divisions, and continuations; and 4) any reissues, re-examinations, and extensions of all such patents;

                  c) to the extent that the following contain one or more claims directed to the invention or inventions claimed in a) above: all counterpart foreign applications and patents to a) and b) above, including those listed in Appendix A.

                        CONFIDENTIAL TREATMENT REQUESTED

                           Licensed Patent Rights shall not include b) or c) above to the extent that they contain one or more claims directed to new matter which is not the subject matter of a claim in a) above.

         2.02 "Licensed Product(s)" means tangible materials which, in the course of manufacture, use or sale would, in the absence of this Agreement, infringe one or more claims of the Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

         2.03 "Licensed Process(es)" means processes which, in the course of being practiced would, in the absence of this Agreement, infringe one or more claims of the Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

         2.04 "Licensed Territory" means the geographical area identified in Appendix B.

         2.05 "Net Sales" means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of LICENSEE or its sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances actually granted, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by LICENSEE, or sublicensees, and on its payroll, or for the cost of collections.

         2.06 "First Commercial Sale" means the initial transfer by or on behalf of LICENSEE or its sublicensees, of Licensed Products or the initial practice of a Licensed Process by or on behalf of LICENSEE or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

         2.07 "Government" means the government of the United States of America.

         2.08 "Licensed Fields of Use" means the fields of use identified in Appendix B.

                               3. GRANT OF RIGHTS
                                  ---------------

         3.01 PHS hereby grants and LICENSEE accepts, subject to the terms and conditions of this Agreement, an exclusive license to LICENSEE under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used and to sell and have sold any Licensed Products in the Licensed Fields of Use and to practice and have practicedany Licensed Processes in the Licensed Fields of Use.

                        CONFIDENTIAL TREATMENT REQUESTED

         3.02 This Agreement confers no license or rights by implication, estoppel or otherwise under any patent applications or patents of PHS other than Licensed Patent Rights regardless of whether such patents are dominant or subordinate to Licensed Patent Rights.

                                4. SUBLICENSING
                                   ------------

         4.01 Upon written approval by PHS, which approval will not be unreasonably withheld, LICENSEE may enter into sublicensing agreements under the Licensed Patent Rights.

         4.02 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to PHS of Paragraphs 5.01-5.05, 8.01, 10.01, 10.02,
12.05 and 13.08-13.11 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Paragraphs to all sublicense agreements.

         4.03 Any sublicenses granted by LICENSEE shall provide for the termination of the sublicense, or the conversion to a license directly between such sublicensees and PHS, at the option of the sublicensee, upon termination of this Agreement under Article 13. Such conversion is subject to PHS approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

         4.04 LICENSEE agrees to forward to PHS a copy of each fully executed sublicense agreement postmarked within sixty (60) days of the execution of such agreement.

                       5. STATUTORY AND PHS REQUIREMENTS
                          AND RESERVED GOVERNMENT RIGHTS
                          ------------------------------

         5.01 PHS reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory.

         5.02 LICENSEE agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.

         5.03 LICENSEE acknowledges that PHS may enter into a future Cooperative Research and Development Agreements ("CRADAs") under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. LICENSEE agrees not to unreasonably deny requests for sublicense or cross license rights from such future collaborators with PHS when acquiring such derivative rights is necessary in order to make a CRADA project feasible. PHS will endeavor to give LICENSEE a reasonable opportunity to join as a party to the proposed CRADA prior to its initiation and to obtain reciprocal patent rights in any resultant inventions.

         5.04 In addition to the reserved license of Paragraph 5.01 above, PHS reserves the right to grant nonexclusive licenses to make and to use the inventions defined by the Licensed Patent Rights for purposes of research involving the inventions themselves, and not for purposes of commercial manufacture or in lieu of purchase if the inventions are available as commercial

                        CONFIDENTIAL TREATMENT REQUESTED

products for research purposes. The purpose of this research license is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, PHS shall obtain the consent of LICENSEE before granting to commercial entities a research license or providing to them research samples of the materials claimed in the Licensed Patent Rights, which consent shall not be unreasonably withheld.

                         6. ROYALTIES AND REIMBURSEMENT
                            ---------------------------

         6.01 LICENSEE agrees to pay to PHS a noncreditable, nonrefundable license issue royalty as set forth in Appendix C within thirty (30) days from the date that this Agreement becomes effective.

         6.02 LICENSEE agrees to pay to PHS a nonrefundable minimum annual royalty as set forth in Appendix C. The minimum annual royalty is due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year. The minimum annual royalty due the first calendar year of this Agreement may be prorated according to the fraction of the calendar year remaining between the effective date of this Agreement and the next subsequent January 1.

         6.03 LICENSEE agrees to pay PHS Earned Royalties as set forth in Appendix C.

         6.04 LICENSEE agrees to pay PHS Benchmark Royalties as set forth in Appendix C.

         6.05 A claim of a patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing the minimum annual royalty and earned royalty payments in any given country on the earliest of the dates that (a) the claim has been abandoned but not continued, (b) the patent expires, (c) the patent is no longer maintained by the Government, or (d) all claims of the Licensed Patent Rights have been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

         6.06 No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

         6.07 On sales of Licensed Products by LICENSEE to sublicensees or affiliated parties or on sales made in other than an arm's length transaction, the value of the Net Sales attributed under this Article 6 to such a transaction shall be that which would have been received in an arm's length transaction, based on sales of like quantity and quality products on or about the time of such transaction.

         6.08 As an additional royalty, LICENSEE agrees to pay PHS, within sixty (60) days of PHS's submission of a statement and request for payment, an amount equivalent to all reasonable expenses previously incurred by PHS in the preparation, filing, prosecution and maintenance of Licensed Patent Rights. LICENSEE further agrees to pay PHS annually, within sixty (60) days of PHS's submission of a statement and request for payment, a royalty amount equivalent to all future patent expenses incurred during the previous calendar year, as of the date the statement and request for payment is sent by PHS to LICENSEE. Fifty
(50) percent of the cumulated amount of such payments may be credited against Royalties due under Paragraph 6.03, however, the net royalty payment in any

                        CONFIDENTIAL TREATMENT REQUESTED

calendar year may not be lower than the minimum annual royalty specified in Appendix C. LICENSEE may elect to surrender its rights in any country of the Licensed Territory under any Licensed Patent Rights upon sixty (60) days written notice to PHS and owe no payment obligation under this Paragraph for subsequent patent-related expenses incurred in that country.

                     7. DOMESTIC AND FOREIGN PATENT FILING,
                           PROSECUTION AND MAINTENANCE
                           ---------------------------

         7.01 PHS agrees to take responsibility for, but to consult with the LICENSEE in the preparation, filing, prosecution and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall furnish copies of relevant patent-related documents to LICENSEE. PHS may agree to permit LICENSEE to handle the prosecution of some or all of the Licensed Patent Rights.

         7.02 Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of the Licensed Patent Rights and permit each other to provide comments and suggestions with respect to the preparation, filing, and prosecution of Licensed Patent Rights, which comments and suggestions shall be considered by the other party.

                               8. RECORD KEEPING
                                  --------------

         8.01 LICENSEE agrees to keep accurate and correct records of Licensed Products made, used or sold and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least five (5) years following a given reporting period. They shall be available during normal business hours for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve
(12) month period, then LICENSEE shall reimburse PHS for the cost of the inspection at the time LICENSEE pays the unreported royalties, including any late charges as required by Paragraph 9.07 of this Agreement. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides LICENSEE notice of the payment due.

            9. REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS
               ----------------------------------------------------

         9.01 Prior to signing this Agreement, LICENSEE has provided to PHS a written commercialization plan ("Commercial Development Plan") under which LICENSEE intends to bring the subject matter of the Licensed Patent Rights into commercial use. The Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance benchmarks are determined as specified in Appendix E (Benchmarks).

         9.02 LICENSEE shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within sixty (60) days after December 31 of each calendar year. These progress reports shall include,

                        CONFIDENTIAL TREATMENT REQUESTED

but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding calendar year, as well as plans for the present calendar year. If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, LICENSEE shall explain the reasons for such differences. LICENSEE may propose amendments in any such annual report to the Commercial Development Plan, acceptance of which by PHS may not unreasonably be denied. LICENSEE agrees to provide any additional data reasonably required by PHS to evaluate LICENSEE's performance. LICENSEE may amend the Benchmarks at any time upon written consent by PHS. PHS shall not unreasonably withhold approval of any request of LICENSEE to extend the time periods of this schedule if such request is supported by a reasonable showing by LICENSEE of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of practical application as defined in 37 C.F.R. 404.3(d). LICENSEE shall amend the Commercial Development Plan and Benchmarks at any time and shall do so at the request of PHS to address any Licensed Fields of Use not specifically addressed in the plan originally submitted.

         9.03 LICENSEE shall report to PHS the date of the First Commercial Sale in each country in the Licensed Territory within thirty (30) days of such occurrence.

         9.04 LICENSEE shall submit to PHS within sixty (60) days after each calendar half year ending June 30 and December 31, a royalty report setting forth for the preceding half year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of LICENSEE, in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each such royalty report, LICENSEE shall submit payment of the earned royalties due. If no earned royalties are due to PHS for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of LICENSEE and shall include a detailed listing of all deductions made under Paragraph 2.05 to determine Net Sales or made under Article 6 to determine royalties due.

         9.05 LICENSEE agrees to forward semi-annually to PHS a copy of such reports received by LICENSEE from its sublicensees during the preceding half year period as shall be pertinent to a royalty accounting the PHS by LICENSEE for activities under the sublicense.

         9.06 Royalties due under Article 6 shall be paid in U.S. dollars. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the rate quoted in the Wall Street Journal on the day that the payment is due. All checks and bank drafts shall be drawn on United States banks and shall be payable to NIH/Patent Licensing at the address shown on the Signature Page below. Any loss of exchange, value, taxes or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by LICENSEE. All royalty payments due under this Agreement shall be mailed to the following address: NIH, P.O. Box 360120, Pittsburgh, PA 15251-6120. The royalty report required by paragraph 9.04 of this Agreement shall accompany each such payment and a copy of such report shall also be mailed to PHS at its address for notices indicated on the Signature Page of this Agreement.

         9.07 Late charges will be applied to any overdue payments as required by the U.S. Department of Treasury in the Treasury Fiscal Requirements Manual, Section 8025.40. The payment of such late charges shall not prevent PHS from exercising any other rights it may have as a consequence of the lateness of any payment.

                        CONFIDENTIAL TREATMENT REQUESTED

         9.08 All plans and reports required by this Article 9 and marked "CONFIDENTIAL" by LICENSEE shall be treated by PHS as commercial and financial information obtained from a person and as privileged and confidential and, to the extent permitted by law, shall not be subject to disclosure under the Freedom of Information Act ss. 522.

                                10. PERFORMANCE
                                    -----------

         10.01 LICENSEE shall use its reasonable best efforts to introduce the Licensed Products into the commercial market or apply the Licensed Processes to commercial use as soon as practicable. "Reasonable best efforts" for the purpose of this provision shall include, but not be limited to, adherence to the Commercial Development Plan and performance of the Benchmarks. The efforts of a sublicensee shall be considered the efforts of LICENSEE.

         10.02 Upon the First Commercial Sale of Licensed Products, until the expiration of this Agreement, LICENSEE shall use its reasonable best efforts to keep Licensed Products and Licensed Processes reasonably accessible to the public.

                    11. INFRINGEMENT AND PATENT ENFORCEMENT
                        -----------------------------------

         11.01 PHS and LICENSEE agree to notify each other promptly of each infringement or possible infringement, as well as any facts which may affect the validity, scope or enforceability of the Licensed Patent Rights of which either Party becomes aware.

         11.02 Pursuant to this Agreement and the provisions of Chapter 29 of Title 35, United States Code, LICENSEE may (a) bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in a Licensed Patent; (b) in any such suit, enjoin infringement and collect for its use, damages, profits and awards of whatever nature recoverable for such infringement; and (c) settle any claim or suit for infringement of the Licensed Patent Rights -- provided, however, that PHS and appropriate Government authorities shall have the first right to take such actions and shall have a continuing right to intervene in such suit at its own expense. LICENSEE shall take no action to compel the Government either to initiate or to join in any such suit for patent infringement unless such action is ultimately necessary to avoid dismissal of the suit. Should the Government be made a party to any such suit, LICENSEE shall reimburse the Government for any costs, expenses or fees which the Government incurs as a result of such motion or other action, including any and all costs incurred by the Government in opposing any such motion or other action. Upon LICENSEE's payment of all costs incurred by the Government as a result of LICENSEE's joinder motion or other action, these actions by LICENSEE will not be considered a default in the performance of any material obligation under this Agreement. In all cases, LICENSEE agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before LICENSEE commences an infringement action, LICENSEE shall notify PHS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit.

                        CONFIDENTIAL TREATMENT REQUESTED

         11.03 In any infringement action commenced by LICENSEE under Paragraph 11.02, the expenses including costs, fees, attorney fees and disbursements, shall be paid by LICENSEE. Up to fifty (50) percent of such expenses may be credited against the royalties payable to PHS under Paragraph
6.03 under the Licensed Patent Rights in the country in which such a suit is filed. In the event that fifty (50) percent of such expenses exceed the amount of royalties payable by LICENSEE in any calendar year, the expenses in excess may be carried over as a credit on the same basis into succeeding calendar years. A credit against litigation expenses, however, may not reduce the royalties due in any calendar year to less than the minimum annual royalty. Any recovery made by LICENSEE, through court judgment or settlement, first shall be applied to reimburse PHS for royalties withheld as a credit against litigation expenses and then to reimburse LICENSEE for its litigation expense. Any remaining recoveries shall be payable to LICENSEE.

         11.04 PHS shall cooperate fully with LICENSEE in connection with an infringement action initiated under Paragraph 11.02. PHS agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by LICENSEE.

         11.05 In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against LICENSEE or raised by way of counterclaim or affirmative defense in an infringement suit brought by LICENSEE under Paragraph 11.02, pursuant to this Agreement and the provisions of Chapter 29 of Title 35, United States Code or other statutes, LICENSEE may: (a) defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights; (b) in any such suit, ultimately to enjoin infringement and to collect for its use, damages, profits and awards of whatever nature recoverable for such infringement; and (c) settle any claim or suit for declaratory judgment involving the Licensed Patent Rights -- provided, however, that PHS and appropriate Government authorities shall have continuing right to intervene in such suit. LICENSEE shall take no action to compel the Government either to initiate or to join in any such declaratory judgment action unless such action is ultimately necessary to avoid dismissal of its suit. Should the Government be made a party to any such suit by motion or any other action of LICENSEE, LICENSEE shall reimburse the Government for any costs, expenses or fees which the Government incurs as a result of such motion or other action. Upon LICENSEE's payment of all costs incurred by the Government as a result of LICENSEE's joinder motion or other action, these actions by LICENSEE will not be considered a default in the performance of any material obligation under this Agreement. If LICENSEE elects not to defend against such declaratory judgment action, PHS, at its option, may do so at its own expense. In all cases, LICENSEE agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before LICENSEE commences an infringement action, LICENSEE shall notify PHS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit.

                 12. NEGATION OF WARRANTIES AND INDEMNIFICATION
                     ------------------------------------------

         12.01    PHS offers no warranties other than those specified in Article
1.

         12.02 PHS does not warrant the validity of the Licensed Patent Rights, and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

                        CONFIDENTIAL TREATMENT REQUESTED

         12.03 PHS MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS.

         12.04 PHS does not represent that they will commence legal actions against third parties infringing the Licensed Patent Rights.

         12.05 LICENSEE shall indemnify and hold PHS and its employees, students, fellows, agents and consultants harmless from and against all liability, demands, damages, expenses and losses, including but not limited to death, personal injury, illness or property damage in connection with or arising out of (a) the use by LICENSEE, its Affiliates and sublicensees, directors, employees or third parties of any Licensed Patent Rights, or (b) the design, manufacture, distribution or use of any Licensed Products, Licensed Processes or materials, or other products or processes developed in connection or arising out of the Licensed Patent Rights. LICENSEE agrees to maintain a liability insurance program consistent with sound business practice.

                13. TERM, TERMINATION AND MODIFICATION OF RIGHTS
                    --------------------------------------------

         13.01 This Agreement is effective when signed by all parties and shall extend to the expiration of the last to expire of the licensed patent rights unless sooner terminated as provided in this Article 13.

         13.02 In the event that LICENSEE is in default in the performance of any material obligations under this Agreement, and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, PHS may terminate this Agreement by written notice.

         13.03 At least 30 days prior to filing a petition in bankruptcy LICENSEE must inform PHS of its intention to file the petition in bankruptcy or of a third party's intention to file an involuntary petition in bankruptcy.

         13.04 In the event that LICENSEE becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party's intention to file an involuntary petition in bankruptcy, LICENSEE shall immediately notify PHS in writing. Furthermore, PHS shall have the right to terminate this Agreement by giving LICENSEE written notice. Termination of this Agreement is effective upon LICENSEE's receipt of the written notice.

         13.05 LICENSEE shall have a unilateral right to terminate this Agreement and/or any licenses in any country by giving PHS sixty (60) days written notice to that effect.

         13.06 PHS shall specifically have the right to terminate or modify at its option this Agreement if PHS determines that the LICENSEE: (1) is not executing the Commercial Development Plan submitted with its request for a license and the LICENSEE cannot otherwise demonstrate to PHS's satisfaction that

                        CONFIDENTIAL TREATMENT REQUESTED

the LICENSEE has taken, or can be expected to take within a reasonable time, effective steps to achieve practical application of the Licensed Products or Licensed Processes; (2) has not achieved the Benchmarks as may be modified under Paragraph 9.02; (3) has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by the license agreement; (4) has committed a substantial breach of the covenant or agreement contained in the license; (5) is not keeping Licensed Products or Licensed Process reasonably available to the public after commercial use commences; (6) cannot reasonably satisfy unmet health and safety needs; or (7) cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.01 unless waived. In making this determination, PHS will take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by LICENSEE under Paragraph 9.02. Prior to invoking this right, PHS shall give written notice to LICENSEE providing LICENSEE specific notice of and a ninety (90) day opportunity to respond to PHS's concerns as to the previous items (1) to (7). If LICENSEE fails to alleviate to PHS's concerns as to the previous items (1) to (7) or fails to initiate corrective action to PHS's satisfaction. PHS may terminate or modify this Agreement. Modification of this Agreement may include rendering this Agreement non-exclusive to any Licensed Fields of Use.

         13.07 When the public health and safety so require, and after written notice to LICENSEE providing LICENSEE a sixty (60) day opportunity to respond, PHS shall have the right to require LICENSEE to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights unless LICENSEE can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the Licensed Patent Rights. PHS will not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with LICENSEE.

         13.08 PHS reserves the right according to 35 U.S.C.ss. 209 (f) (4) to terminate or modify this Agreement if it is determined that such action is necessary to meet requirements for public use specified by Federal regulations issued after the date of the license and such requirements are not reasonably satisfied by LICENSEE.

         13.09 Within thirty (30) days of receipt of written notice of PHS's unilateral decision to modify or terminate this Agreement, LICENSEE may, consistent with the provisions of 37 C.F.R. ss. 404.11, appeal the decision by written submission to the Director of NIH or designee. The decision of the NIH Director or designee shall be the final agency decision. LICENSEE may thereafter exercise any and all administrative or judicial remedies that may be available.

         13.10 Within ninety (90) days of termination of this AGREEMENT under this Article 13 or expiration under Paragraph 3.02, a final report shall be submitted by LICENSEE. Any royalty payments, including those related to, patent expenses due to PHS shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with PHS pursuant to Paragraph 4.03.

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                        CONFIDENTIAL TREATMENT REQUESTED

                             14. GENERAL PROVISIONS
                                 ------------------

         14.01 Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

         14.02 This Agreement constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement.

         14.03 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

         14.04 If either Party desires a modification to this Agreement, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by the signatories to this Agreement or their designees.

         14.05 The construction, validity, performance and effect of this Agreement shall be governed by Federal law as applied by the Federal Courts in the District of Columbia.

         14.06 All notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail properly addressed to the other Party at the address designated on the following signature page, or to such other address as may be designated in writing by such other Party and shall be effective as of the date of the postmark of such notice.

         14.07 This Agreement shall not be assigned by LICENSEE except (a) with the prior written consent of PHS, such consent to be reasonably given; or
(b) as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this Agreement. LICENSEE shall notify PHS within ten (10) days of any assignment of this Agreement by LICENSEE.

         14.08 LICENSEE agrees in its use of any PHS-supplied materials to comply with all applicable statutes, regulations, and guidelines, including Public Health Service and National Institutes of Health regulations and guidelines. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials to the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying PHS, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to PHS of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty
(60) days prior to commencement of such research or trials.

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                        CONFIDENTIAL TREATMENT REQUESTED

         14.09 LICENSEE acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by LICENSEE that it shall not export such items to certain foreign countries without prior approval of such agency. PHS neither represents that a license is or is not required or that, if required, it shall be issued.

         14.10 LICENSEE agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate "Patent Pending" status. All Licensed Products manufactured in, shipped to or sold in other countries shall be marked in such a manner as to preserve PHS patent rights in such countries.

         14.11 By entering into this Agreement, PHS does not directly or indirectly endorse any product or service provided, or to be provided, by LICENSEE whether directly or indirectly related to this Agreement. LICENSEE shall not state or imply that this Agreement is an endorsement by the Government, PHS, any other Government organizational unit, or any Government employee. Additionally, LICENSEE shall not use the names of NIH, CDC or PHS or their employees in any advertising, promotional or sales literature without the prior written consent of PHS.

         14.12 The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of the Agreement, except for appeals of modification or termination decisions provided for in
Article 13. LICENSEE agrees first to appeal any such unsettled claims or controversies to the Director of NTH, or designee, whose decision shall be considered the final agency decision. Thereafter, LICENSEE may exercise any administrative or judicial remedies that may be available.

         14.13 Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

         14.14    Paragraphs 4.03, 8.01, 9.06, 9.07, 12.01-12.05, 13.09, 13.10,
and 14.12 of the Agreement shall survive the termination of this Agreement.

                          SIGNATURES BEGIN ON NEXT PAGE

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                        CONFIDENTIAL TREATMENT REQUESTED

                    PHS PATENT LICENSE AGREEMENT - EXCLUSIVE
                    ----------------------------------------

                                 SIGNATURE PAGE
                                 --------------

FOR PHS:



----------------------------------                    --------------------------
Barbara McGarey, J.D.                                 Date
Deputy Director, Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
Box OTT
Bethesda, Maryland 20892

FOR LICENSEE (The undersigned expressly certifies or affirms that the contents of any statements of LICENSEE made or referred to in this document are truthful and accurate.)

/s/ KENNETH W. MEVEY
----------------------------------

Kenneth W. Mevey                                      May 25, 1995
----------------------------------                    --------------------------
Name                                                  Date

Executive Vice President
----------------------------------
Title

Mailing Address for Notices:

Elan Pharmaceutical Research Corporation
----------------------------------------
1300 Gould Drive, Gainsville GA, 30504
----------------------------------------
Attention: Marla J. Church, Esq.
----------------------------------------

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                        CONFIDENTIAL TREATMENT REQUESTED

                   APPENDIX A - Patents or Patent Applications
                   -------------------------------------------

Patents or Patent Applications:  U.S. Patent Application Serial No. 07/779,744

                                 U.S. Patent Application Serial No. 08/135,661

                                 U.S. Patent Application Serial No. 08/207,601

                                 All divisionals, continuations and foreign counterparts of the above patent applications, all patents issuing from the above applications and any reissues, reexaminations and extensions of all such patents.

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                        CONFIDENTIAL TREATMENT REQUESTED

                APPENDIX B - Licensed Fields of Use and Territory
                -------------------------------------------------

Licensed Territory: Worldwide

Licensed Fields of Use: All fields of use identified in U.S. Patent Application Serial Nos. 07/779,744, 08/135,661 and 08/207,601, including but not limited to, the following:

                        1) therapy and prevention of cancer

                        2) therapy and prevention of anemia

                        3) therapy and prevention of AIDS

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                        CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX C - Royalties
                             ----------------------

Royalties:

         LICENSEE agrees to pay to PHS a noncreditable, nonrefundable license issue royalty in the amount of [CONFIDENTIAL TREATMENT REQUESTED].

         LICENSEE agrees to pay to PHS a nonrefundable minimum annual royalty in the amount of [CONFIDENTIAL TREATMENT REQUESTED].

         LICENSEE shall pay PHS earned royalties at the rate of [CONFIDENTIAL TREATMENT REQUESTED] % on NET SALES of up to [CONFIDENTIAL TREATMENT REQUESTED] per annum and [CONFIDENTIAL TREATMENT REQUESTED] % on said NET SALES over [CONFIDENTIAL TREATMENT REQUESTED] per annum of LICENSED PRODUCTS made, used, or sold by LICENSEE and/or its SUBLICENSEES.

         LICENSEE agrees to pay PHS benchmark royalties as follows:


                                    ONCOLOGY
                                    --------

         [CONFIDENTIAL TREATMENT REQUESTED] at the completion of Phase 1 phenylbutyrate studies. Expected completion date - early 1996.

         [CONFIDENTIAL TREATMENT REQUESTED] at the completion of Phase II studies for either phenylbutyrate or phenylacetate. Expected completion date - late 1997 to early 1998.

         [CONFIDENTIAL TREATMENT REQUESTED] at the completion of Phase III studies for either phenylacetate or phenylbutyrate (whichever compound is found to be more efficacious) and filing of NDA. Expected completion date - late 2000.

         [CONFIDENTIAL TREATMENT REQUESTED] upon approval for the commercial sale of a Licensed Product, by the FDA or foreign functional equivalent, this royalty to apply only in the first country approved, if that country is the United States, Japan, or the first country in Europe.

         [CONFIDENTIAL TREATMENT REQUESTED] upon approval for the commercial sale of a Licensed Product by the FDA or foreign functional equivalent in subsequent countries approved, this royalty to apply only in the United States, in Japan, and the first country in Europe.

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                        CONFIDENTIAL TREATMENT REQUESTED

                           APPENDIX D - Modifications
                           --------------------------

PHS and LICENSEE agree to the following modifications to the Articles and Paragraphs of this Agreement:

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                        CONFIDENTIAL TREATMENT REQUESTED

                             APPENDIX E - Benchmarks
                             -----------------------

      LICENSEE agrees to the following Benchmarks for its performance under this Agreement and, within ten (10) days of achieving a Benchmark, shall notify PHS that the Benchmark has been achieved.


                                    ONCOLOGY
                                    --------

      Completion of phase I phenylbutyrate studies - expected early 1996.

      Completion of phase II phenylbutyrate studies - expected early 1998.

      Completion of phase II phenylacetate studies - expected late 1997.

      Completion of phase III studies for phenylacetate and/or phenylbutyrate and filing of corresponding NDA(s) - expected late 2000.


                                      AIDS
                                      ----

      Preliminary investigative research is ongoing at present to establish an in vitro model for the efficacy of either phenylacetate or phenylbutyrate for inhibiting the replication of the AIDS virus. Estimated research time to develop model is approximately three years.


                                     ANEMIAS
                                     -------

      We have established that phenylacetate and phenylbutyrate stimulate HbF production in cultured erythroid progenitor derived from normal donors and patients with sickle cell anemia or a-thalassemia. Subsequently, others have shown that patients with urea-cycle disorders treated with phenylbutyrate were shown to have significantly increased HbF levels and a higher percentage of F cells compared with normal subjects. The results of the phase I phenylbutyrate will determine the feasibility of proceeding with phase II phenylbutyrate studies in sickle cell anemia and thalassemia.